                                                                      EXHIBIT 16

INVESTMENT PERFORMANCE -- EATON VANCE WORLDWIDE HEALTH SCIENCES FUND - CLASS C SHARES

The table below indicates the total return (capital changes plus reinvestment of all distributions) on a hypothetical investment of
$1,000 in the Fund covering the 1, 5, and 10 year periods ended August 31, 1997.  Total return for the period prior to the
Fund's commencement of operations is for the Portfolio (or its predecessor) adjusted for the Fund's sales charge.



                                         VALUE OF A $1,000 INVESTMENT


                                  VALUE OF       VALUE OF
                                INVESTMENT     INVESTMENT          TOTAL RETURN              TOTAL RETURN
INVESTMENT        INVESTMENT    BEFORE CDSC    AFTER CDSC     BEFORE DEDUCTING CDSC     AFTER DEDUCTING CDSC
PERIOD            DATE          ON 08/31/97    ON 08/31/97    CUMULATIVE  ANNUALIZED    CUMULATIVE  ANNUALIZED

10 YEARS ENDED
08/31/97          08/31/87      $4,234.73      $4,234.73      323.47%     15.53%        323.47%     15.53%

5 YEARS ENDED
08/31/97          08/31/92      $2,654.51      $2,654.51      165.45%     21.56%        165.45%     21.56%

1 YEAR ENDED
08/31/97          08/31/96      $1,176.74      $1,166.74      17.67%      17.67%        16.67%      16.67%


Average annual total return is calculated using the following formula:

                                    n
                              P(1+T)  =  ERV

            where        P         =  an initial investment of $1,000
                         T         =  average annual total return
                         n         =  number of years
                         ERV       =  ending redeemable value of $1,000 initial investment at the end of the period after deducting the CDSC *


Cumulative total return is calculated using the following formula:

                               T = ( ERV / P ) - 1

            where        T         =  cumulative total return including the maximum sales charge
                         ERV       =  ending redeemable value of $1,000 initial investment at the end of the period after deducting the CDSC **
                         P         =  an initial investment of $1,000


 *  The average annual total return not including the CDSC is calculated based on the ending investment value before deducting the CDSC.

**  The cumulative total return not including the CDSC is calculated based on the ending investment value before deducting the CDSC.